Exhibit 99.1


     CONFERENCE CALL BRIEFING ON TRANSPLACE.COM SCHEDULED FOR
     --------------------------------------------------------
TUESDAY, MARCH 14, AT NOON EST - SEE DETAILS AT END OF NEWS RELEASE
-------------------------------------------------------------------

FOR IMMEDIATE RELEASE                For more information, contact:
---------------------                Springbok Technologies, Inc.

                                     Whitney Wood
                                     (512) 615-1621
                                     wwood@springbok.com

                                     Kristen Indriago
                                     (512) 615-1607
                                     kindriago@springbok.com


 Six of the Nation's Largest Transportation Companies Merge
        Logistics Businesses in New Internet Venture,
   Transplace.com, to Maximize Marketing, Utilization and
                   Purchasing Efficiencies

 "Virtual supermarket" for transportation solutions launched by Covenant Transport, Inc., J.B. Hunt Transport Services, Inc., M.S. Carriers, Inc., Swift Transportation Co., Inc., U.S. Xpress Enterprises, Inc. and Werner Enterprises, Inc.

DALLAS, Texas - Tuesday, March 14, 2000 - Six of the nation's largest transportation companies - Covenant Transport, Inc. (Nasdaq:CVTI); J. B. Hunt Transport
Services, Inc. (Nasdaq:JBHT); M. S. Carriers, Inc. (Nasdaq:MSCA); Swift Transportation Co., Inc. (Nasdaq:SWFT);
U. S. Xpress Enterprises, Inc. (Nasdaq:XPRSA), and Werner Enterprises, Inc. (Nasdaq:WERN) - today announced the intent to merge their logistics business units into a commonly owned, Internet-based global transportation logistics company, Transplace.com. The combined logistics businesses had total revenues of $650 million in 1999.

Furthermore, through Transplace.com, the six companies intend to develop programs for the cooperative purchasing of products, supplies and services and the achievement of other efficient synergies. In addition to the current logistics business, each organization is contributing $5 million in cash for an initial total funding of $30 million toward the venture.

Headquartered in Dallas, Texas, Transplace.com will be a one-
stop  "supermarket for transportation solutions."   The  new
company will offer a Web-enabled transportation logistics platform to bring together shippers and carriers worldwide to collaborate on their transportation logistics planning and execution in the most efficient and effective manner. This is a critical capability in today's highly fragmented, estimated $450 billion transportation industry and at a time when the marketplace is capacity-constrained, with mounting concern about adequate supply of trucks and drivers to serve growing demands of the shipping public.

Equally important in the new venture will be the service offerings to the owners and other carriers resulting from the combined purchasing power to lower their costs for fuel, equipment, maintenance and repair parts, insurance, credit and other services.
                           -more-

Transplace.com's initial offerings will focus on truckload, refrigerated and intermodal capabilities, but ultimately it will extend its services to include less-than-truckload, package and parcel, air, cartage and home delivery. To address this massive growth potential, Transplace.com plans to establish partnerships and offer its services worldwide.

"Our new venture truly epitomizes the third-wave of e-business in which traditional brick-and-mortar companies are leveraging their physical assets into the digital marketspace," said Dr. Jun-Sheng Li, chairman, president and CEO, Transplace.com, and current president, J.B. Hunt Logistics, Inc. "The critical elements of the Transplace.com's business model have already been tested and proven successful through the logistics programs of the individual owners during the last few years. With ubiquitous Internet accessibility and the critical mass and velocity achieved through the merger, Transplace.com will be well positioned to explode scope and scale by combining the power of Web-enabled technology and our new Dense Network Efficiency (DNE) System."

Over the past five years, Li has led J.B. Hunt Logistics from ground zero into a transportation logistics powerhouse. Li is an expert in building logistics businesses by integrating emerging technologies into existing business models and processes, providing a higher level of value-added services and solutions to customers.

Transplace.com will promote productivity gains through efficient use of scarce driver and capacity resources. It will also function as a clearinghouse, or an exchange, that provides more liquidity of capacity, especially that of small carriers, thereby increasing total available capacity to the shipping public. Transplace.com will enable shippers to combine loads to reduce empty miles and lower overall transportation costs. In addition, reduced traffic, more "driver friendly" routes and optimal load assignments will allow for improved highway safety.

Transplace.com will use its DNE System to unlock the synergies of the combined networks across multiple shippers, carriers and modes which, until now, have been unachievable in the highly fragmented transportation industry. With global pipeline visibility and track-and-trace features, Transplace.com will provide a unified portal to coordinate and communicate with shippers, receivers and carriers, in real-time execution of transportation logistics activities to improve timely planning, shipping, transporting, delivery and receiving performance.

Unlike other transportation portals, Transplace.com launches with an established, trusted market presence among shippers. It creates an efficient "gateway" for North America's largest array of transportation, shipping and logistics assets and services. Customers will have access to quality capacity, efficient cost and superior services with unequivocal commitments from owner carriers and partner carriers. Transplace.com owners alone represent 38,264 tractors, 91,531 trailers and 22,152 intermodal containers operated by 47,981 professional truck drivers. Existing contracts between the six companies and their partner carriers represent more than 100,000 additional trucks. Transplace.com's customers include many of the nation's largest shippers from diverse industries, including national retail merchants and major department store chains, as well as home improvement, office supply, electronics, automotive, beverage, paper, rail and other national shippers.
                           -more-

Each of the six owners has an equity stake in the new venture as follows: Covenant, 13 percent; J. B. Hunt, 28 percent; M.S. Carriers, 14 percent; Swift, 16 percent; U.S. Xpress, 13 percent; and Werner, 16 percent. Completion of the combination will follow receipt of any necessary government approvals.


MARCH 14, CONFERENCE CALL: Transplace.com will be holding a conference call for media, industry analysts and investors on Tuesday, March 14, 2000, at noon EST to discuss the new business and what it means for key constituencies. To participate in the call, please call 1-888-790-1732, and enter pass code 47386. The recorded call will be available for playback beginning March 14, 2000, one hour after the conclusion of the conference call until March 21, 2000, at 2 p.m. EST at 1-800-477-4798, pass code 1313.

For  more  information on Transplace.com, please  visit  the company's Web site, www.transplace.com.
                    ------------------

Safe Harbor Disclaimer: Certain statements contained herein constitute forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding scope of business, financing and service plans, future operational activities, growth potential, and proposed combined operational efficiencies. The consummation of the transaction is dependent upon receiving approval of federal and, perhaps, state regulators regarding antitrust issues and other laws. Interconnectivity and interoperability of computers, software and electronic data processing is important to the success of this transaction. The ability to secure and retain high quality drivers and the interoperability of trucking equipment among the founders of Transplace.com and with existing and future clients of these founders, will also be important in determining the success of the venture. Finally, the ability of the new venture to secure access to adequate capital, qualified operations personnel and the selection of certain trucking equipment will affect the new venture's ability to succeed. Although the Companies believe that the expectations reflected in such statements are reasonable, they can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words believe, expect, anticipate, intend, estimate, and similar expressions or words such as will, which by their nature refer to future events.

The Companies caution investors that forward-looking statements made by the Companies are not guarantees of future performance, and that the actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the Companies' ability to be able to continue their substantial projected growth, or be able to fully implement their business strategies, or that management will be able to successfully integrate the operations of their various acquisitions.


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